EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Haverty Furniture Companies, Inc. (the “Company”) on Form 10‑K for the year ended December 31, 2024 (the “Report”), I, Steven G. Burdette, President, Chief Executive Officer, and Director of the Company, and I, Richard B. Hare, Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 6, 2025	/s/ Steven G. Burdette
Steven G. Burdette
President, Chief Executive Officer, and Director

/s/ Richard B. Hare
Richard B. Hare
Executive Vice President, Chief Financial Officer, and Corporate Secretary
A signed original of this written statement required by Section 906 has been provided to Haverty Furniture Companies, Inc. and will be retained by Haverty Furniture Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.